Exhibit 99.2

Marker Therapeutics, Inc. Announces Pricing of Public Offering of Common Stock

Houston, TX – March 12, 2021 – Marker Therapeutics, Inc. (Nasdaq: MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced the pricing of an underwritten public offering of 28,572,000 shares of its common stock at a public offering price of $1.75 per share. The gross proceeds to Marker from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $50.0 million. In addition, Marker has granted the underwriters a 30-day option to purchase up to an additional 4,285,800 shares of its common stock. All of the shares to be sold in the offering are to be sold by Marker. The offering is expected to close on or about March 16, 2021, subject to customary closing conditions.

Piper Sandler & Co. is acting as the sole active book-running manager for the offering. Cantor Fitzgerald & Co. is also acting as a book-running manager for the offering. Oppenheimer & Co. Inc. is acting as the lead manager and Roth Capital Partners is acting as the co-manager for the offering.

The offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by Marker that was declared effective by the Securities and Exchange Commission (“SEC”) on June 25, 2019. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained by contacting Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com; or Cantor Fitzgerald & Co., Attention: Capital Markets Department, 499 Park Avenue, New York, NY 10022, or email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding market risks and the satisfaction of customary closing conditions for an offering of securities. Forward-looking statements are by their nature subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Annual Report on Form 10-K and other SEC filings that are available through EDGAR at www.sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its impact on our business and the global economy. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investor

Solebury Trout
Brian Korb

(646) 378-2923

bkorb@soleburytrout.com

Media

Solebury Trout
Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com